Exhibit 99.1

Marvell Technology, Inc. Reports Third Quarter of Fiscal Year 2022
Financial Results

•Q3 Net Revenue: $1.211 billion, grew by 61% year-on-year
•Q3 Gross Margin: 48.5% GAAP gross margin; 65.1% non-GAAP gross margin
•Q3 Diluted income (loss) per share: $(0.08) GAAP diluted loss per share; $0.43 non-GAAP diluted income per share

Santa Clara, Calif. (December 2, 2021) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the third quarter of fiscal year 2022.

Marvell completed the acquisition of Innovium, Inc. (“Innovium”) on October 5, 2021 (the “acquisition date”), approximately 25 days before the end of the third quarter of fiscal year 2022. Marvell’s results for the third quarter of fiscal 2022 include the results of Innovium from the acquisition date, while prior periods presented do not.

Net revenue for the third quarter of fiscal 2022 was $1.211 billion, which exceeded the midpoint of the Company's guidance provided on August 26, 2021. GAAP net loss for the third quarter of fiscal 2022 was $(63) million, or $(0.08) per diluted share. Non-GAAP net income for the third quarter of fiscal 2022 was $364 million, or $0.43 per diluted share. Cash flow from operations for the third quarter was $265 million.

“Marvell delivered record revenue of $1.211 billion in the fiscal third quarter, growing 13 percent sequentially and 61 percent year over year, exceeding the high end of our guidance. Revenue grew substantially in each of our five end markets, led by data center, our largest contributor at 41 percent of total revenue, which grew 15 percent sequentially and 109 percent year over year,” said Matt Murphy, Marvell’s President and CEO. “For the fourth quarter, we are expecting sequential revenue growth of 9 percent at the midpoint of guidance, led by 5G, which is projected to increase by 30 percent sequentially and data center which is forecasted to continue to grow in the double digits on a percentage basis.”

The financial outlook for the fourth quarter of fiscal 2022 includes expected results of Innovium for the full quarter.

Fourth Quarter of Fiscal 2022 Financial Outlook

•Net revenue is expected to be $1.320 billion +/- 3%.
•GAAP gross margin is expected to be 47.9% to 49.8%.
•Non-GAAP gross margin is expected to be approximately 65%.
•GAAP operating expenses are expected to be $630 million to $640 million.
•Non-GAAP operating expenses are expected to be $390 million to $395 million.
•Basic weighted average shares outstanding are expected to be 844 million.
•Diluted weighted average shares outstanding are expected to be 861 million.
•GAAP diluted loss per share is expected to be $(0.03) +/- $0.04 per share.
•Non-GAAP diluted income per share is expected to be $0.48 +/- $0.03 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, December 2, 2021 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2022. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, passcode 8563448. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-877-344-7529 or 1-412-317-0088, passcode 10161867 until Thursday, December 9, 2021.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with acquisition, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the third quarter of fiscal 2022, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell's non-GAAP financial measures useful in their assessment of Marvell's operating performance and the valuation of Marvell. Internally, Marvell's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: failure to realize all of the anticipated benefits of the transactions with Inphi and Innovium on a timely basis, including as a result of our ability to successfully integrate the businesses of Marvell, Inphi and Innovium or due to unexpected costs or liabilities as a result of the transactions; our ability to retain and hire key personnel; risks related to the rapid growth of the Company; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact our business and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19, including as a result of restrictions that may be imposed by us or third parties, resulting in worker absenteeism, turnover, quarantines and restrictions on our employees' ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of us and our customers and suppliers, including any impact on the ability to meet contractual obligations; supply chain disruptions or component shortages that may impact the production of our products or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; our reliance on our manufacturing partners for the manufacture, assembly and testing of our products; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers' products outside of the United States; our ability to define, design and develop products for the Cloud and 5G markets; our ability to market our 5G products to Tier 1 infrastructure customers; the stockholder dilution and other effects on us from, and our ability to complete (on a timely basis or at all) and realize the anticipated benefits of, announced acquisitions, divestitures and investments; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to estimate customer demand and future sales accurately; severe financial hardship or bankruptcy of one or more of our major customers; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; our ability to limit costs related to defective products; the risk of downturns in the semiconductor industry; risks related to our debt obligations; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our ESG program; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers' ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors, including inflation and volatility in foreign exchange rates; our ability to accurately categorize our products by end markets; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30, 2021	July 31, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net revenue	$1,211,245	$1,075,881	$750,143	$3,119,405	$2,171,081
Cost of goods sold	623,425	704,051	369,083	1,741,614	1,103,863
Gross profit	587,820	371,830	381,060	1,377,791	1,067,218

Operating expenses:
Research and development	371,894	367,043	255,637	1,025,037	812,360
Selling, general and administrative	243,406	259,161	115,501	704,033	350,322
Restructuring related charges	5,861	12,294	19,312	31,041	161,189
Total operating expenses	621,161	638,498	390,450	1,760,111	1,323,871
Operating loss	(33,341)	(266,668)	(9,390)	(382,320)	(256,653)
Interest income	189	150	608	561	2,243
Interest expense	(35,423)	(33,814)	(16,066)	(104,378)	(48,531)
Other income (loss), net	999	(1,654)	299	568	3,613
Interest and other income (loss), net	(34,235)	(35,318)	(15,159)	(103,249)	(42,675)
Loss before income taxes	(67,576)	(301,986)	(24,549)	(485,569)	(299,328)
Benefit for income taxes	(5,044)	(25,558)	(1,641)	(58,367)	(5,494)
Net loss	$(62,532)	$(276,428)	$(22,908)	$(427,202)	$(293,834)

Net loss per share — basic:	$(0.08)	$(0.34)	$(0.03)	$(0.55)	$(0.44)

Net loss per share — diluted:	$(0.08)	$(0.34)	$(0.03)	$(0.55)	$(0.44)

Weighted average shares:
Basic	828,635	821,062	670,487	781,008	667,186
Diluted	828,635	821,062	670,487	781,008	667,186

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 30, 2021	January 30, 2021
Assets
Current assets:
Cash and cash equivalents	$523,502	$748,467
Accounts receivable, net	978,261	536,668
Inventories	628,600	268,228
Prepaid expenses and other current assets	114,451	63,782
Total current assets	2,244,814	1,617,145
Property and equipment, net	444,003	326,125
Goodwill	11,446,444	5,336,961
Acquired intangible assets, net	6,439,106	2,270,700
Deferred tax assets	528,985	672,424
Other non-current assets	915,490	541,569
Total assets	$22,018,842	$10,764,924

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$440,592	$252,419
Accrued liabilities	521,905	435,616
Accrued employee compensation	222,835	189,421
Short-term debt	52,205	199,641
Total current liabilities	1,237,537	1,077,097
Long-term debt	4,504,321	993,170
Other non-current liabilities	590,640	258,853
Total liabilities	6,332,498	2,329,120

Stockholders’ equity:
Common stock	1,682	1,350
Additional paid-in capital	14,148,741	6,331,013
Retained earnings	1,535,921	2,103,441
Total stockholders’ equity	15,686,344	8,435,804
Total liabilities and stockholders’ equity	$22,018,842	$10,764,924

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Cash flows from operating activities:
Net loss	$(62,532)	$(22,908)	$(427,202)	$(293,834)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,592	47,834	189,677	149,922
Share-based compensation	119,090	59,787	325,922	182,060
Amortization of acquired intangible assets	279,282	109,433	684,593	333,934
Amortization of inventory fair value adjustment associated with acquisitions	21,470	—	191,030	17,284
Amortization of deferred debt issuance costs and debt discounts	3,750	1,359	19,031	3,217
Restructuring related impairment charges	1,049	6,013	5,205	123,559
Other expense, net	13,464	6,396	60,053	19,448
Deferred income taxes	(15,984)	859	(67,570)	415
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(192,229)	(6,729)	(341,444)	2,075
Inventories	(118,388)	(5,984)	(200,675)	29,817
Prepaid expenses and other assets	(19,149)	(5,677)	(65,339)	(8,692)
Accounts payable	93,200	5,121	93,788	34,768
Accrued liabilities and other non-current liabilities	761	5,289	(7,004)	26,817
Accrued employee compensation	69,289	56,741	12,980	38,202
Net cash provided by operating activities	264,665	257,534	473,045	658,992
Cash flows from investing activities:
Purchases of technology licenses	(2,731)	(1,712)	(9,371)	(8,476)
Purchases of property and equipment	(76,804)	(35,359)	(130,483)	(88,242)
Acquisitions, net of cash acquired	60,436	—	(3,539,729)	—
Other, net	(53)	(476)	(2,457)	223
Net cash used in investing activities	(19,152)	(37,547)	(3,682,040)	(96,495)
Cash flows from financing activities:
Repurchases of common stock	—	—	—	(25,202)
Proceeds from employee stock plans	2,428	2,256	42,784	50,490
Tax withholding paid on behalf of employees for net share settlement	(52,851)	(25,912)	(169,001)	(82,626)
Dividend payments to stockholders	(50,429)	(40,229)	(140,318)	(120,111)
Payments on technology license obligations	(30,551)	(34,285)	(97,858)	(76,794)
Proceeds from issuance of debt	—	—	3,806,096	—
Principal payments of debt	(150,938)	(100,000)	(425,938)	(100,000)
Payment for repurchases and settlement of convertible notes	(316)	—	(181,207)	—
Proceeds from capped calls	33	—	160,319	—
Payment of equity and debt financing costs	(7)	(22,313)	(11,850)	(22,313)
Other, net	1,003	1,003	1,003	(1,504)
Net cash provided by (used in) financing activities	(281,628)	(219,480)	2,984,030	(378,060)
Net increase (decrease) in cash and cash equivalents	(36,115)	507	(224,965)	184,437
Cash and cash equivalents at beginning of period	559,617	831,534	748,467	647,604
Cash and cash equivalents at end of period	$523,502	$832,041	$523,502	$832,041

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30, 2021	July 31, 2021	October 31, 2020	October 30, 2021	October 31, 2020
GAAP gross profit:	$587,820	$371,830	$381,060	$1,377,791	$1,067,218
Special items:
Share-based compensation	9,370	2,665	4,435	21,838	12,055
Amortization of acquired intangible assets	169,691	167,253	83,078	430,756	254,870
Other cost of goods sold (a)	21,470	155,840	4,296	191,033	34,488
Total special items	200,531	325,758	91,809	643,627	301,413
Non-GAAP gross profit	$788,351	$697,588	$472,869	$2,021,418	$1,368,631

GAAP gross margin	48.5%	34.6%	50.8%	44.2%	49.2%
Non-GAAP gross margin	65.1%	64.8%	63.0%	64.8%	63.0%

Total GAAP operating expenses	$621,161	$638,498	$390,450	$1,760,111	$1,323,871
Special items:
Share-based compensation	(109,720)	(111,440)	(55,352)	(320,950)	(170,005)
Restructuring related charges (b)	(5,861)	(12,294)	(19,312)	(31,041)	(161,189)
Amortization of acquired intangible assets	(109,591)	(109,419)	(26,355)	(253,837)	(79,064)
Other operating expenses (c)	(25,460)	(38,948)	(9,490)	(111,092)	(37,018)
Total special items	(250,632)	(272,101)	(110,509)	(716,920)	(447,276)
Total non-GAAP operating expenses	$370,529	$366,397	$279,941	$1,043,191	$876,595

GAAP operating margin	(2.8)%	(24.8)%	(1.3)%	(12.3)%	(11.8)%
Other cost of goods sold (a)	1.8%	14.5%	0.6%	6.1%	1.6%
Share-based compensation	9.8%	10.6%	8.0%	11.0%	8.4%
Restructuring related charges (b)	0.5%	1.1%	2.6%	1.0%	7.4%
Amortization of acquired intangible assets	23.1%	25.7%	14.6%	21.9%	15.4%
Other operating expenses (c)	2.1%	3.7%	1.2%	3.7%	1.7%
Non-GAAP operating margin	34.5%	30.8%	25.7%	31.4%	22.7%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30, 2021	July 31, 2021	October 31, 2020	October 30, 2021	October 31, 2020

GAAP interest and other income (loss), net	$(34,235)	$(35,318)	$(15,159)	$(103,249)	$(42,675)
Special items:
Debt issuance related costs and other (d)	(98)	3,022	(549)	19,825	(115)
Total special items	(98)	3,022	(549)	19,825	(115)
Total non-GAAP interest and other income (loss), net	$(34,333)	$(32,296)	$(15,708)	$(83,424)	$(42,790)

GAAP net loss	$(62,532)	$(276,428)	$(22,908)	$(427,202)	$(293,834)
Special items:
Other cost of goods sold (a)	21,470	155,840	4,296	191,033	34,488
Share-based compensation	119,090	114,105	59,787	342,788	182,060
Restructuring related charges (b)	5,861	12,294	19,312	31,041	161,189
Other operating expenses (c)	25,460	38,948	9,490	111,092	37,018
Amortization of acquired intangible assets	279,282	276,672	109,433	684,593	333,934
Debt issuance related costs and other (d)	(98)	3,022	(549)	19,825	(115)
Pre-tax total special items	451,065	600,881	201,769	1,380,372	748,574
Other income tax effects and adjustments (e)	(24,218)	(40,503)	(10,502)	(103,106)	(27,957)
Non-GAAP net income	$364,315	$283,950	$168,359	$850,064	$426,783

GAAP weighted average shares — basic	828,635	821,062	670,487	781,008	667,186
GAAP weighted average shares — diluted	828,635	821,062	670,487	781,008	667,186
Non-GAAP weighted average shares — diluted (f)	845,937	836,648	682,724	796,790	677,273

GAAP diluted net loss per share	$(0.08)	$(0.34)	$(0.03)	$(0.55)	$(0.44)
Non-GAAP diluted net income per share	$0.43	$0.34	$0.25	$1.07	$0.63

(a)	Other costs of goods sold includes amortization of acquired inventory fair value adjustments.

(b)	Restructuring and other related items include asset impairment charges, employee severance costs, facilities related charges, and other.

(c)	Other operating expenses include integration and merger costs associated with acquisitions.

(d)	Debt issuance related costs and other includes the partial term loan repayment and bridge financing.

(e)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0%.

(f)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the Fourth Quarter of Fiscal Year 2022
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended January 29, 2022
GAAP net revenue	$1,320 +/- 3%
Special items:	—
Non-GAAP net revenue	$1,320 +/- 3%

GAAP gross margin	47.9% - 49.8%
Special items:
Share-based compensation	0.8%
Amortization of acquired intangible assets	13.8%
Other costs of goods sold	1.6%
Non-GAAP gross margin	~ 65%

Total GAAP operating expenses	$630 - $640
Special items:
Share-based compensation	126
Amortization of acquired intangible assets	111
Restructuring related charges	2
Other operating expenses	3
Total non-GAAP operating expenses	$390 - $395

GAAP diluted net loss per share	$(0.03) +/- $0.04
Special items:
Share-based compensation	0.16
Amortization of acquired intangible assets	0.37
Other income tax effects and adjustments	(0.02)
Non-GAAP diluted net income per share	$0.48 +/- $0.03

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) carrier infrastructure, (iii) enterprise networking, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Carrier infrastructure	•Digital Subscriber Line Access Multiplexers (DSLAMs) •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In thousands)	October 30, 2021*	July 31, 2021	October 31, 2020	YoY	QoQ
Data center	$499,748	$433,722	$239,159	109%	15%
Carrier infrastructure	215,108	196,656	168,584	28%	9%
Enterprise networking	247,210	222,732	158,933	56%	11%
Consumer	182,535	165,380	152,269	20%	10%
Automotive/industrial	66,644	57,391	31,198	114%	16%
Total Net Revenue	$1,211,245	$1,075,881	$750,143	61%	13%

*Results for the three months ended October 30, 2021 include total Innovium revenue from the period of October 5, 2021 to October 30, 2021.

	Three Months Ended
Revenue by End Market % of Total	October 30, 2021	July 31, 2021	October 31, 2020
Data center	41%	40%	32%
Carrier infrastructure	18%	18%	23%
Enterprise networking	20%	21%	21%
Consumer	15%	16%	20%
Automotive/industrial	6%	5%	4%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com